                      FIRST AMENDMENT TO AGREEMENT OF LEASE

      THIS FIRST AMENDMENT TO AGREEMENT OF LEASE (this "Amendment") is made this 31st day of December, 1998, and is effective as of October 13, 1998, by ST. BARNABAS, LLC, a Maryland limited liability company, successor-in-interest to St. Barnabas Limited Partnership ("Landlord") and CONSTELLATION PROPERTIES, INC., a Maryland corporation ("Tenant").

                              W I T N E S S E T H:

      WHEREAS, Landlord and Tenant entered into that Agreement of Lease dated September 28, 1998 (the "Lease"), by the terms of which Tenant has leased from Landlord and Landlord leased to Tenant that certain premises located on the fourth, fifth and sixth floors containing an agreed upon equivalent of 48,863 square feet of rentable area (the "Original Premises") and located within the office building known as One Constellation Centre, 6009 Oxon Hill Road, Oxon Hill, Maryland 20745 (the "Building"), all as more particularly described in the Lease; and

      WHEREAS, as contemplated by Section 19.2 of the Lease, Landlord has notified Tenant that it desires to recapture two (2) separate areas of the Original Premises (as described below) and Landlord and Tenant mutually desire to amend the Lease with respect to the size of the Original Premises and other matters as more particularly set forth below.

      NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Effective Date. The Effective Date of this Amendment shall be October 13,
1998.

2. Reduction of Premises.

      2.1 As of October 13, 1998, the Original Premises shall be reduced by the space known as Suite 414, which contains 2,621 rentable square feet (the "Recapture Space #1") as shown on Exhibit A attached hereto and made a part hereof.

      2.2 As of December 1, 1998, the Original Premises shall be reduced by the space known as Suite 412, which contains 2,654 rentable square feet (the "Recapture Space #2") as shown on Exhibit B attached hereto and made a part hereof.

Definition of "Premises".

      3.1 For the period commencing on October 13, 1998 and ending on November 30, 1998, any references in the Lease to the "Premises" shall refer to 46,242 rentable square feet.

      3.2 For the period commencing on December 1, 1998 and continuing through the expiration of the Term, any references in the Lease to the "Premises" shall refer to 43,588 rentable square feet.

      3.3 Landlord shall use such varying definitions of "Premises" to compute Tenant's liability for any additional rent hereunder, including, without limitation, Building Expenses and Taxes.

3. Amendment of Section 5.1--Base Rent. Section 5.1 of the Lease is deleted in its entirety and the following is inserted in lieu thereof:

      5.1 Base Rent. As rent for the Premises during each year of the Term, Tenant shall pay to Landlord an annual base rent, in equal monthly installments, in advance on the first day of each calendar month during the Term, and without deduction, setoff or demand, in accordance with the following schedule

Lease Year         Annual Base Rent             Monthly Installment of Base Rent
----------         ----------------             --------------------------------
                   (Or pro rata share thereof)

9/28/98-10/12/98   $903,965.52                  $75,330.46

10/13/98-11/30/98  $855,477.00                  $71,289.75
12/1/98-9/28/00    $806,378.04                  $67,198.17

      Landlord shall credit any overpayment of Base Rent due hereunder against the next installment of Base Rent due under the terms of the Lease.

4. Ratification of Lease. All other terms, covenants and conditions of the Lease shall remain the same and continue in full force and effect, and shall be deemed unchanged, except as such terms, covenants and conditions of the Lease have been amended or modified by this Amendment, and this Amendment shall constitute a part of the Lease.

      IN WITNESS WHEREOF, Landlord and Tenant have respectively affixed their hands and seals to this Amendment as of the day and year written below their respective signatures.

WITNESS:                            LANDLORD:
                                    ST. BARNABAS, LLC


/s/ Karen [ILLEGIBLE]               By: /s/ Roger A. Waesche, Jr.(SEAL)
-------------------------               -------------------------
                                            Roger A. Waesche, Jr.
                                            Senior Vice President


WITNESS:                            TENANT:
                                    CONSTELLATION PROPERTIES, INC.


/s/ Dawn Novak                      By: /s/ Steven D. Kesler     (SEAL)
-------------------------               -------------------------
                                    Name:   Steven D. Kesler
                                         ------------------------
                                    Title:  President
                                          -----------------------

STATE OF MARYLAND, COUNTY OF Baltimore, TO WIT:

      I HEREBY CERTIFY, that on this 31st day of December, 1998, before me, the undersigned Notary Public of said State, personally appeared ROGER A. WAESCHE, JR. who acknowledged himself to be a Senior Vice President of ST. BARNABAS, LLC, a Maryland limited liability company known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained as the duly authorized Senior Vice President by signing the name of the limited liability company by himself as Senior Vice President.

      WITNESS my hand and Notarial Seal.


                                    /s/ Zarae Pitts
                               --------------------------------
                               Notary Public

                                  ZARAE PITTS
                        NOTARY PUBLIC STATE OF MARYLAND
My Commission Expires:  My Commission Expires November 25, 2002
                        ---------------------------------------

STATE OF MARYLAND, County of Herford , TO WIT:

      I HEREBY CERTIFY, that on this 30th day of December, 1998, before me, the undersigned Notary Public of said State, personally appeared Steven D. Kesler, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged himself/herself to be the President of CONSTELLATION PROPERTIES, INC., a Maryland corporation, that he/she, as such, being authorized so to do, executed the foregoing instrument on behalf of said Corporation by himself/herself as such President.

      WITNESS my hand and Notarial Seal.

                                   /s/ Janet R. Cunningham
                                   ---------------------------
                                   Notary Public

My Commission Expires: May 1, 2000

                       Janet R. Cunningham, Notary Public
                                 Herford County
                                State of Maryland
                       My Commission Expires May 1, 2000


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